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                          INDEPENDENT AUDITORS' CONSENT

     We consent to the use of our report dated October 31, 2000, accompanying the financial statement of the Morgan Stanley Dean Witter Select Equity Trust Select 5 Industrial Portfolio 2000-6 (Registration Statement No. 333-47620), included herein and to the reference to our Firm as experts under the heading "Independent Auditors" in the Prospectus which is a part of this Registration Statement.





Grant Thornton LLP
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Grant Thornton LLP
Chicago, Illinois
October 31, 2000